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Exhibit 21.1

Caliper Life Sciences, Inc.
Subsidiaries as of December 31, 2010

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  Caliper Life Sciences Europe, incorporated in Belgium (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  Caliper Life Sciences Benelux NV, incorporated in Belgium (wholly owned subsidiary of Caliper Life Sciences Europe)

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  Caliper Life Sciences S.A., incorporated in France (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  Caliper Life Sciences GmbH, incorporated in Germany (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  Caliper Life Sciences AG, incorporated in Switzerland (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  Caliper Life Sciences Ltd., incorporated in the United Kingdom (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  Caliper Life Sciences Ltd., incorporated in Canada (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  NovaScreen Biosciences Corporation, incorporated in Delaware (wholly owned subsidiary of Caliper Life Sciences, Inc.)

  •
  Marizyme Corporation, incorporated in Delaware (wholly owned subsidiary of NovaScreen Biosciences Corporation)

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  Oceanix Biosciences Company, incorporated in Delaware (wholly owned subsidiary of NovaScreen Biosciences Corporation)

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  Xenogen Corporation, incorporated in Delaware (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  Cambridge Research & Instrumentation, Inc., incorporated in Delaware (wholly owned subsidiary of Caliper Life Sciences, Inc.)

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  Exhibit 21.1